SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant {X}

Filed by a Party other than the Registrant { }

Check the appropriate box:

{ } Preliminary Proxy Statement

{ } Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2)

{X} Definitive Proxy Statement

{ } Definitive Additional Materials

{ } Soliciting Material Pursuant to Rule 14a-12

BIOENVISION, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X} No fee required.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5) Total fee paid:

{_} Fee paid previously with preliminary materials.

{_} Check box if any part of the fee is offset as provided by Exchange

Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(4) Date Filed:

October 28, 2005

Dear Stockholder:

On behalf of Bioenvision, Inc. (the “Company”), I cordially invite you to attend the 2005 Annual Meeting of Stockholders, which will begin at 11:00 a.m., local time, on Monday, December 12, 2005, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York. At the Annual Meeting, stockholders will be asked:

1.	To elect five directors to our Board of Directors; and

2.	To transact any other business that may properly come before the meeting.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Sincerely,

/s/ Christopher B. Wood, M.D.

Christopher B. Wood, M.D.

Chairman and Chief Executive Officer

BIOENVISION, INC.

345 Park Avenue, 41st Floor

New York, NY 10154

(212)750-6700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: December 12 2005
Time: 11:00 a.m., local time
Place: Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY

Dear Stockholder:

At the Annual Meeting, we will ask you:

•	To elect five directors to our Board of Directors; and

•	To transact any other business that may properly come before the meeting.

October 17, 2005 is the record date for the meeting. This means that holders of our voting stock at the close of business on that date are entitled to:

•	Receive notice of the meeting; and

•	Vote at the meeting and any adjournment or postponement of the meeting.

The enclosed proxy is solicited by the Board of Directors. We have also enclosed a copy of our annual report for the fiscal year ended June 30, 2005 which is not a part of the proxy soliciting materials.

Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement or by attending the meeting and voting in person.

By order of the Board of Directors,

/s/ David P. Luci

David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary
October 28, 2005

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT

Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting. If you have questions about voting your shares, please contact Kristen M. Dunker, Esq., Associate General Counsel, Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, NY, 10154, (212) 750-6700.

If you attend the meeting you will be able to revoke your proxy and vote in person.

BIOENVISION, INC.

345 Park Avenue, 41st Floor

New York, NY 10154

(212) 750-6700

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PROXY STATEMENT

for

Annual Meeting of Stockholders

December 12, 2005

-----------------

This proxy statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of Bioenvision, Inc. for use at its annual meeting of stockholders and any adjournment of such meeting. The meeting will be held on the date, at the time and place and for the purposes indicated in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy card are first being sent to stockholders on or about October 28, 2005.

ABOUT THE MEETING

Who can vote?

You can vote if, as of the close of business on October 17, 2005, you were a stockholder of record of our common stock or our Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”). On that date, 40,760,762 shares of our common stock were outstanding and entitled to vote and 2,250,000 shares of our Series A Preferred Stock were outstanding and entitled to vote. Our common stock and Series A Preferred Stock are the only classes of voting stock outstanding. On each matter to be voted upon at the meeting, holders of our common stock and Series A Preferred Stock will vote together as a single class. Each share of common stock is entitled to one vote. Each share of Series A Preferred Stock is convertible into two shares of common stock, therefore when the Series A Preferred Stock votes together with the common stock as a single class, each share of Series A Preferred Stock, based on the conversion ratio, will have two votes.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of 22,630,382 shares representing a majority of the votes that may be cast by all outstanding shares of common stock and Series A Preferred Stock as of the record date, voting together as a single class, must be present to hold the meeting. However, in the event that a quorum is not present, the holders of our common stock and Series A Preferred Stock present in person or by proxy entitled to cast a majority of the votes that all such shares which are present in person or by proxy may cast, when the common stock and Series A Preferred Stock vote together as a single class, shall have the power to adjourn the meeting from time to time until a quorum is present. Abstentions from voting and broker “non-votes” will be counted towards a quorum. A broker “non-vote” occurs when the nominee holding a stockholder’s shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the stockholder.

What vote is required and what is the method of calculation?

The nominees for director who receive the most votes for the number of positions to be filled will be elected.

Any other matter that may be voted on at the meeting will generally require the affirmative vote of 22,630,382, a majority of the votes that may be cast by the shares of common stock and Series A Preferred Stock, voting together as a class, present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions will have no effect on the election of directors, and abstentions or broker “non-votes” will not be counted for or against any other matters that may be acted on at the meeting.

What matters will be voted on?

Our Board of Directors does not intend to bring any other matters before the meeting except the election of directors. The Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I vote by proxy?

When you return your properly signed and dated proxy card prior to the meeting, your shares will be voted in accordance with your instructions marked on the proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as recommended by the Board of Directors.

Can I change my vote after I return my proxy card?

Yes. You can change or revoke your proxy at any time before the meeting by notifying us in writing, by sending another executed proxy dated later than the first proxy card or by attending the meeting and voting in person.

Can I vote in person at the meeting instead of voting by proxy?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. If you attend the meeting in person, you may then vote in person even though you returned your proxy card.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the adequacy

or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

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This proxy statement provides you with detailed information about the election of five directors to our Board of Directors and related matters. We encourage you to read this entire document carefully.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, or anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness or any of these forward-looking statements.

PROPOSAL 1--ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

At the meeting, the stockholders will elect five directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Board has nominated the individuals listed below to serve as directors. All nominees are currently members of the Board of Directors. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of each of the individuals listed below. The five nominees receiving a plurality of the votes cast for director will be elected. Should any nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend. The Board of Directors does not currently have a nominating or similar committee. The Board of Directors recommends voting “FOR” the nominees for director.

The Board has considered transactions and relationships between each director and any member of his immediate family and the Company and its subsidiaries. Our Board of Directors has determined that Messrs. Elms, Schiff, Nelson and Kauffman are independent under the criteria for independence set forth in the NASDAQ listing standards, and therefore, upon the re-election of all five nominees, we will meet the NASDAQ requirement for a majority of independent directors serving on the Board of Directors.

Nominees for Election of Directors

The names, ages as of October 28, 2005 and existing positions with the Company, if any, are as follows:

Name of Individual	Age	Position with Bioenvision

Christopher B. Wood, M.D.	59	Chairman of the Board and Chief Executive Officer
Michael Kauffman, M.D.	42	Director
Thomas Scott Nelson, C.A.	66	Director
Steven A. Elms Andrew Schiff, M.D.	41 40	Director Director	Director (1) (2)

The name, principal occupation for the last five years, selected biographical information and the period of service as a director of the Company of each of the nominees is set forth below.

Christopher B. Wood, M.D. has served as our chairman of the board of directors and chief executive officer since January 1999. From January 1997 to December 1998, Dr. Wood was chairman of the board of Eurobiotech, Inc., a Delaware company. From March 1994 to January 1997, Dr. Wood was a specialist surgeon in the National Health Service in the United Kingdom. From April 1979 to March 1991, Dr. Wood was a specialist surgeon at The Royal Postgraduate Medical School, London, England. Dr. Wood holds an M.D. from the University of Wales School of Medicine and the Fellowship of the Royal College of Surgeons of Edinburgh.

Michael Kauffman M.D., Ph.D. was named a director in January 2004. Dr. Kauffman is currently the president and chief executive officer of Predix Pharmaceuticals. Prior to that he was the vice president, medicine, and Proteasome Inhibitor (VELCADE™) Program Leader at Millennium Pharmaceuticals Inc. Prior to that, Dr. Kauffman held senior positions at Millennium Predictive Medicine, Inc., as cofounder and vice president of Medicine, and at Biogen Corporation. Dr. Kauffman received his M.D. and Ph.D. (molecular biology and biochemistry) at Johns Hopkins and his postdoctoral training at Harvard University. He is board certified in internal medicine, and comes with over 10 years of experience in drug discovery and development.

Thomas Scott Nelson, C.A. was named a director in May 1998. Mr. Nelson served as our chief financial officer from May 1998 to September 2002. From 1996 to 1999, Mr. Nelson served as the director of finance of the management board of the Royal & Sun Alliance Insurance Group. From 1991 to 1996, Mr. Nelson served as group finance director of the main board of Sun Alliance Insurance Group. He has served as chairman of the United Kingdom insurance industry committee on European regulatory, fiscal and accounting issues. He has also worked with Deloitte in Paris and as a consultant with PA Consultants Management. Mr. Nelson is a member of the Institute of Chartered Accountants of Scotland and a fellow of the Institute of Cost and Management Accountants. Mr. Nelson holds a B.A. degree from Cambridge University.

Steven A. Elms was named a director in May 2002. Mr. Elms serves as a managing director of the Perseus-Soros Management, LLC, an affiliate of the Perseus-Soros BioPharmaceutical Fund, LP. For five years prior to joining Perseus-Soros, Mr. Elms was a principal in the Life Science Investment Banking group of Hambrecht & Quist (now J.P. Morgan H&Q). Mr. Elms also serves as a director of Adams Respiratory Therapeutics, Inc.

Andrew Schiff, M.D. was named a director in May 2002. Dr. Schiff currently serves as a managing director of Perseus-Soros Management, LLC, an affiliate of the Perseus-Soros Biopharmaceutical Fund, LP. Over the last 10 years, Schiff has practiced internal medicine at The New York Presbyterian Hospital where he maintains his position as a Clinical Assistant Professor of Medicine. Dr. Schiff also serves as a director of Adams Respiratory Therapeutics, Inc.

Vote Required and Board of Director’s Recommendation

The election to the Board of Directors of each of the nominees will require the plurality of votes cast by all outstanding shares of common stock and Series A Preferred Stock voting together as a class.

The Board of Directors recommends voting “FOR” the election to the Board of Directors of each of the five nominees.

BOARD OF DIRECTORS; COMMITTEES

The Board of Directors currently has two standing committees; the Audit Committee and the Compensation Committee.

The Board of Directors does not have a standing Nominating Committee. All nominees are currently members of the Board of Directors. The Board of Directors is in the process of developing policies relating to the future selection and evaluation of nominees as well as policies with respect to the consideration of candidates recommended by shareholders for election as directors.

The Audit Committee is comprised of Messrs. Elms and Nelson and Drs. Schiff and Kauffman; with Mr. Elms serving as Chairman of the Audit Committee. All current and proposed Audit Committee members are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. All members of the Audit Committee are financially literate and the Board of Directors has determined that Mr. Nelson (i) is an “audit committee financial expert” and (ii) is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee recommends that the Company’s independent accountants audit our financial statements, which includes an inspection of our books and accounts, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or our internal accounting and auditing system procedures. The Board of Directors has adopted a written charter of the Audit Committee.

The Compensation Committee is comprised of Mr. Elms and Drs. Schiff and Kauffman; with Dr. Kauffman serving as Chairman of the Compensation Committee. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under our incentive compensation plans.

During the fiscal year ended June 30, 2005, (i) the Board of Directors held 6 meetings; (ii) the Audit Committee held 11 meetings and (iii) the compensation committee held 3 meetings. During the fiscal years ended June 30, 2005, each director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he served.

Director Attendance at Annual Meeting of Shareholders.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting, which was held December 17, 2004, one director attended.

Compensation of Directors

Our policy is that non-management directors are entitled to receive a director’s fee of $2,000 per meeting for attendance at meetings of the board of directors that they attend in person, $1,000 per meeting for attendance at meetings of committees the board of directors that they attend in person, and $250 for each board or committee meeting they attend by teleconference, in addition, they are reimbursed for actual expenses incurred in respect of such attendance. We do not separately compensate employees for serving as directors. We do not provide additional compensation for committee participation or special assignments of the board of directors.

In connection with joining our board of directors, on January 20, 2004, Dr. Michael Kauffman was granted an option to purchase 25,000 shares of our common stock at an exercise price of $4.55 (the fair market value of our common stock, on the date of the grant), 12,500 of which vest on January 20, 2005 with the remaining 12,500 vesting on January 20, 2006.

Communication with the Board of Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or an individual director. A stockholder may contact the Board of Directors or an individual director by writing to their attention at our principal executive offices at Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154. All communications will be forwarded to the Board of Directors or the individual director.

EXECUTIVE AND SENIOR OFFICERS

The following sets forth the positions with the Company, ages as of October 28, 2005 and selected biographical information.

Christopher B. Wood, M.D., age 59, has served as our chairman of the board of directors and chief executive officer since January 1999. From January 1997 to December 1998, Dr. Wood was chairman of Eurobiotech, Inc., a Delaware company. From March 1994 to January 1997, Dr. Wood was a specialist surgeon in the National Health Service, United Kingdom. From April 1979 to March 1991, Dr. Wood was a specialist surgeon at The Royal Postgraduate Medical School, London, England. Dr. Wood holds an M.D. from the University of Wales School of Medicine and the Fellowship of the Royal College of Surgeons of Edinburgh.

David P. Luci, C.P.A., Esq., age 39, has served as our chief financial officer, general counsel and corporate secretary since July 2004, after serving as director of finance, general counsel and corporate secretary since July 2002. From September 1994 to July 2002, Mr. Luci served as a corporate associate at Paul, Hastings, Janofsky & Walker LLP (New York office). Prior to that, Mr. Luci served as a senior auditor at Ernst & Young LLP (New York office). Mr. Luci is a certified public accountant. He holds a Bachelor of Science in Business Administration with a concentration in accounting from Bucknell University and a J.D. (cum laude) from Albany Law School of Union University.

Hugh S. Griffith, age 37, has served as Chief Operating Officer of Bioenvision, Ltd., our wholly-owned sales and marketing subsidiary, since July 2004 after serving as Commercial Director (Europe) since October 2002. Mr. Griffith served as Executive Commercial Director of QuantaNova Ltd. from January 2002 to September 2002. From October 1995 to December 2001, Mr. Griffith held several senior commercial positions at Abbott Laboratories, including Senior Business Unit Manager, Business Development Manager and Area Sales Manager. From April 1992 to October 1995 Mr. Griffith served with Parke-Davis, Warner Lambert. Mr. Griffith holds a Masters of Business Administration from Cardiff Business School, University of Wales; a Diploma of Marketing; and a Bachelor of Science with Honours in Biology from the University of Stirling in Scotland.

Ian Abercrombie, age 44, has served as Sales Manager (Europe) since January 2003. Mr. Abercrombie joined us from his position of European Sales and Marketing Director with Biolitec Pharma which he held from February of 2002 through January of 2003. From 1995 through January of 2002, Mr. Abercrombie was with Johnson & Johnson. Mr. Abercrombie holds a Bachelor of Science in Marketing from the University of Stirling in Scotland.

Kristen M. Dunker, Esq., age 31, has served as Vice President, Corporate Compliance and Associate General Counsel since June 2004. From September 1999 to June 2004, Ms. Dunker served as a corporate associate at Paul, Hastings, Janofsky & Walker LLP. Ms. Dunker holds a Bachelor of Science in Business Administration from Bucknell University and a J.D. from the University of Denver College of Law.

Robert Sterling, age 42, has served as Vice President, Product Development since July, 2004, after serving as Vice President, Veterinary Affairs since July 2002. He is responsible for development of our anti-viral, anti-microbial and veterinary businesses. Before joining us, Mr. Sterling worked for nine years at Hoechst Roussel Vet, where he held various marketing and sales positions. Mr. Sterling holds a B.S. degree from Penn State University.

Andrew Saunders, M.D., age 40, has served as Medical Director at Bioenvision since May, 2005. Dr. Saunders joined us from Global Drug Development at Hoffman-La-Roche where he was Clinical Science Leader for MabThera oncology with global medical and scientific responsibility for the MabThera development programme.

From 2000 to 2002, Dr. Sanders held the position of European Clinical Research Physician in oncology with Eli Lilly & Company. Dr. Saunders holds a Degree in Medicine (1989) from Trinity College Dublin, Republic of Ireland including primary degree qualifications as follows: Batchelor of Medicine; Batchelor of Surgery; Batchelor of Obstetrics; Batchelor of Arts. Dr. Saunders underwent post-graduate training in general medicine and haematology and his Post-Graduate qualifications include: MRCP (Member of Royal College of United Kingdom) in 1996; and MFPM (Member of Faculty Pharmaceutical Medicine) in 2000.

Report of the Audit Committee of the Board of Directors*

The board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of the Company’s financial statements and operates under a written charter adopted by the board of directors.

The Audit Committee is comprised of Messrs. Elms and Nelson and Drs. Schiff and Kauffman; with Mr. Elms serving as Chairman of the Audit Committee. All current and proposed Audit Committee members are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. All members of the Audit Committee are financially literate and the Board of Directors has determined that Mr. Nelson (i) is an “audit committee financial expert” and (ii) is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles are the responsibility of the Company’s management. The Company’s independent auditors perform an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions. A brief description of the audit committee’s responsibilities is set forth under the caption “( Board of Directors; Committees.”

The audit committee has met and held discussions with management and the independent auditors with respect to the Company’s consolidated financial statements for fiscal year ending June 30, 2005 and related matters. Management advised the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on the Form 10-KSB for the fiscal year ended June 30, 2005 to be filed with the SEC.

Audit Committee

Steven A. Elms

Scott Thomas Nelson

Andrew Schiff, M.D.

Michael Kauffman, M.D.

_________________________

*              The material in this report is not “solicitation material,” is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (“Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

INDEPENDENT AUDITOR

As more fully disclosed in Bioenvision’s current report on Form 8-K filed on April 7, 2005, on April 4, 2005, Bioenvision, Inc. notified Grant Thornton LLP (“Grant Thornton”) of Grant Thornton’s dismissal in connection with its decision to engage new auditors as its independent registered public accounting firm. On that date, Bioenvision appointed Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm. The decision to engage Deloitte was made by the Audit Committee of Bioenvision’s Board of Directors on April 4, 2005. The appointment was effective as of such date.

Principal Accounting Firm Fees, not including out of pocket expenses.

Audit Fees:

Audit fees billed to the Company by Deloitte for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2005 included in the Company’s annual reports on Form 10-KSB and the review of interim financial statements included in the Company’s quarterly reports on Form 10-QSB, from Deloitte’s appointment on April 4, 2005, totaled approximately $490,000. Approximately $225,000 of the audit fees incurred represent recurring and nonrecurring fees associated with the Sarbanes-Oxley Section 404 internal control audit.

Audit fees billed to the Company by Grant Thornton for (i) the review of interim financial statements included in the Company’s quarterly reports on Form 10-QSB for the fiscal year ended June 30, 2005, up through Grant Thornton’s dismissal on April 4, 2005, and (ii) services associated with SEC registration statements or other documents related to a public offering, totaled approximately $255,000.

Audit fees billed to the Company by Grant Thornton for (i) the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2004 included in the Company’s annual report on Form 10-KSB, (ii) the review of interim financial statements included in the Company’s quarterly reports on Form 10-QSB and (iii) services associated with SEC registration statements or other documents related to a public offering totaled approximately $347,000.

Audit-Related Fees:

Fees billed to the Company by Deloitte for audit-related services rendered to the Company for the fiscal year ended June 30, 2005 totaled approximately $80,000. This amount relates primarily to work associated with the restatement of our annual report on Form 10-KSB for the fiscal year ended June 30, 2004.

Fees billed to the Company by Grant Thornton for audit-related services rendered to the Company for the fiscal year ended June 30, 2005 totaled approximately $263,000. This amount relates primarily to work associated with the restatement of our annual report on Form 10-KSB for the fiscal year ended June 30, 2004.

There were no fees billed to the Company by Grant Thornton for audit-related services rendered to the Company for the fiscal year ended June 30, 2004.

Tax Fees:

Fees billed to the Company by Grant Thornton for tax compliance, tax advice and tax planning services for the fiscal years ended June 30, 2005 and June 30, 2004, totaled approximately $233,000 and $40,000, respectively.

There were no fees billed to the Company by Deloitte & Touche relating to tax services for the fiscal year ended June 30, 2005.

The audit committee of the Board of Directors was advised of the services provided by Deloitte that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has concluded that the provision of any such services is compatible with maintaining their independence as the

Company’s independent auditor. In the fiscal year ended June 30, 2005, all of the services performed by Deloitte and Grant Thornton were approved by the audit committee of the Board of Directors.

Our audit committee pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific approval by the audit committee for services that (i) exceed, in the aggregate, 120% of pre-approved cost levels or budgeted amounts or (ii) are not within the category of pre-approved services set forth in the policy.

Deloitte will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid and awarded to all individuals serving as (a) our chief executive officer, (b) each of our four other most highly compensated executive officers (other than our chief executive officer) at the end of our fiscal year ended June 30, 2005 whose total annual salary and bonus exceeded $100,000 for these periods, and (c) up to two additional individuals, if any, for whom disclosure would have been provided pursuant to (b) except that the individual(s) were not serving as our executive officers at the end of our fiscal year ended June 30, 2005 (each a “Named Executive Officer”):

	Summary Compensation Table
	Annual compensation				Long term compensation Awards Payouts
Name & Principal Position	Year	Salary	Bonus	Other	Securities underlying options/SARs	LTIP payouts	All other compen-sation
		$	$	$		$	$
Christopher B. Wood, MD, Chairman and Chief Executive Officer	2005	300,000	129,000	30,000(1)	195,000(2)
	2004	225,000	-	-	-	-	-
	2003	225,000	-	-	500,000(3)	-	-

David P. Luci, Esq., Chief Financial Officer, General Counsel and Corporate Secretary	2005	275,000	86,000(4)	-	160,000
	2004	220,000	20,000(5)	-	185,000(6)
	2003	205,200	25,000(7)	-	500,000(8)	-	-

Hugh S. Griffith, Chief Operating Officer (Europe)	2005	250,000	86,000	46,090(9)	160,000
	2004	216,000	-	36,400	175,000(10)	-	-
	2003	216,000	20,000	14,400	300,000(11)	-	-

Andrew Saunders, MD	2005	231,250(12)		-	50,000(13)
	2004	-	-	-	-	-	-
	2003	-	-	-	-	-	-

Kristen M. Dunker, Esq.	2005	170,000	50,000		36,250(14)
	2004	135,000	-	-	140,000(15)	-	-
	2003	-	-	-	-	-	-

--------------------------

(1)	Dr. Wood receives a Company sponsored contribution to his pension plan in the amount of $30,000 per annum.
(2)

On January 6, 2005, Dr. Wood was granted options to purchase 195,000 shares of our common stock at $8.17 per share. Of these options, options to purchase 48,750 shares of our common stock vested immediately and options to purchase 48,750 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of the grant date.

(3)

On December 31, 2002, Dr. Wood was granted options to purchase 500,000 shares of our common stock at $1.45 per share. Of these options, options to purchase 166,666 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of the grant date.

(4)	Excludes $872,000 which constitutes the value of the equity component of Mr. Luci’s annual bonus (options to purchase 160,000 shares of our common stock granted on January 6, 2005).
(5)	Excludes $370,000 which constitutes the value of the equity component of Mr. Luci’s annual bonus (options to purchase 185,000 shares of our common stock granted on January 20, 2004).
(6)

On January 20, 2004, Mr. Luci was granted options to purchase 185,000 shares of our common stock at a then-current fair market value. Of these options, options to purchase 61,666 shares of our common stock vest and become exercisable, subject to certain circumstances, on the first anniversary of the grant date and options to purchase 61,667 shares of our common stock vest and become exercisable, on each of the second and third anniversaries of the grant date.

(7)	The annual bonus of $57,000 was prorated for the portion of calendar year 2002 within which Mr. Luci was employed by us.
(8)

On July 22, 2002, Mr. Luci was granted options to purchase 380,000 shares of our common stock. On March 31, 2003, in connection with the execution of an employment agreement between us and Mr. Luci, these options were cancelled and we issued options to purchase 500,000 shares of common stock at $0.735 per share. Of these options, options to purchase 170,000 shares of our common stock are immediately exercisable and, subject to certain circumstances, options to purchase 110,000 shares of common stock vest and become exercisable on each of the first, second and third anniversaries of March 31, 2003, the grant date.

(9)	Mr. Griffith receives a Company sponsored contribution to his pension plan of $25,000 per annum and is reimbursed for his car lease in the amount of $21,090 per annum.
(10)

On January 20, 2004, Mr. Griffith was granted options to purchase 175,000 shares of our common stock at $4.05 per share. Of these options, options to purchase 58,333 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of the grant date.

(11)

On October 22, 2003, Mr. Griffith was granted options to purchase 300,000 shares of our common stock at $1.45 per share. Of these options, options to purchase 100,000 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of October 22, 2002, the grant date.

(12)	Dr. Saunders’ base salary is 125,000 GBP, which converts to $231,250 at an exchange rate of 1.85.
(13)

On March 16, 2005, Dr. Saunders was granted options to purchase 50,000 shares of our common stock at $5.44 per share. Of these options, options to purchase 12,500 shares of our common stock vest and become exercisable, subject to certain circumstances, on June 30, 2005 and options to purchase 12,500 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of the grant date.

(14)

On January 6, 2005, Ms. Dunker was granted options to purchase 36,250 shares of our common stock at $8.17 per share. Of these options, options to purchase 9,063 shares of our common stock vested immediately and options to purchase 9,063 shares of our common stock vest and become exercisable, subject to certain circumstances, on each of the first, second and third anniversaries of the grant date.

(15)

On June 22, 2004, Ms. Dunker was granted options to purchase 140,000 shares of our common stock at $8.25 per share. Of these options, options to purchase 30,000 shares of our common stock vested immediately and options to purchase 55,000 shares of our common stock vest and become exercisable on each of the first and second anniversaries of the grant date.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with certain of our principal executive officers. Pursuant to these agreements, our executive officers agree to devote all or a substantial portion of their business and professional time efforts to our business as executive officers. The employment agreements provide for certain compensation packages, which include bonuses and other incentive compensation. The agreements also contain covenants restricting the employees from competing with us and our business and prohibiting them from disclosing confidential information about us and our business.

On September 1, 1999, we entered into an employment agreement with Christopher B. Wood, M.D. under which he serves as our chairman and Chief Executive Officer. The initial term of Dr. Wood’s employment agreement is two years with automatic one-year extensions thereafter unless either party gives written notice to the contrary. On December 31, 2002, we entered into a new employment agreement with Dr. Wood, under which he continues to serve as our chairman and Chief Executive Officer. Under this contract, the term is one year, with automatic one-year extensions thereafter unless either party provides written notice to the contrary. Dr. Wood’s new employment agreement provides for an initial base salary of $225,000, a bonus as determined by the board of directors, health insurance and other benefits currently or in the future provided to our key employees. If Dr. Wood’s employment is terminated other than for cause or if he resigns for good reason or if a change of control occurs, he will receive a lump sum payment in an amount equal to his then current annual base salary and any and all unvested options will vest and immediately become exercisable.

On October 23, 2002, we entered into an employment agreement with Hugh S. Griffith, pursuant to which he agrees to serve as our Commercial Director (Europe). The initial term of Mr. Griffith’s employment agreement is one-year, with automatic six month extensions thereafter unless either party provides written notice to the contrary. If Mr. Griffith’s employment is terminated other than for cause or if he resigns for good reason or if a change of control occurs, he will receive a lump sum payment in an amount equal to 0.5 multiplied by the sum of his then current annual base salary plus a payment equal to six (6) months of his then current base salary in complete satisfaction of our obligation to provide no less than six (6) months prior written notice as set forth in the employment agreement.

On January 6, 2003, we entered into an employment agreement with Ian Abercrombie, pursuant to which he agrees to serve as our Sales Manager (Europe). The initial term of Mr. Abercrombie’s employment agreement is one-year, with automatic six month extensions thereafter unless either party provides written notice to the contrary. If Mr. Abercrombie’s employment is terminated other than for cause or if he resigns for good reason or if a change of control occurs, he will receive a payment equal to six (6) months of his then current base salary in complete satisfaction of our obligation to provide no less than six (6) months prior written notice as set forth in the employment agreement.

On March 31, 2003, we entered into an employment agreement with David P. Luci, pursuant to which he serves as our Director of Finance, General Counsel and Corporate Secretary. The initial term of Mr. Luci’s employment agreement is one-year, with automatic one-year extensions thereafter unless either party provides written notice to the contrary. If Mr. Luci’s employment is terminated other than for cause or if he resigns for good reason or if a change of control occurs, he will receive a lump sum payment in an amount equal to 1.5 multiplied by the sum of (i) his then current annual base salary plus (ii) his then average annual bonus for the preceding two years and any and all unvested options will vest and immediately become exercisable.

STOCK OPTIONS AND LONG TERM INCENTIVE PLANS

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning option/SAR grants in our fiscal year ended June 30, 2005 to each Named Executive Officer:

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/share)	Expiration Date	5%($)	10% ($)
Christopher B. Wood, MD	195,000	24.63%	$8.17	1/6/15(2)	664,950	1,920,750
David P. Luci, Esq.	160,000	20.2%	$8.17	1/6/15(2)	545,600	1,576,000
Hugh S. Griffith	160,000	20.2%	$8.17	1/6/15(2)	545,600	1,576,000
Andrew Saunders, MD	50,000	6.3%	$5.44	3/16/15(3)	313,000	647,500
Kristen M. Dunker, Esq.	36,250	4.6%	$8.17	1/6/15(2)	123,613	357,063

(1)

The dollar amounts under these columns are the result of calculations at rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. The potential realizable values are calculated using the closing price of $7.28 per share of our common stock as quoted on the Nasdaq National Market on the last day of the fiscal year, or June 30, 2005, and assuming that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the assumed appreciated price.

(2)	Options vest 25% on the grant date and 25% on each of the first, second and third anniversaries of the grant date.
(3)	Options vest 25% on June 30, 2005 and 25% on each of the first, second and third anniversaries of the grant date, March 16, 2005.

During our fiscal year ended June 30, 2005, Mr. Luci exercised options to purchase 390,000 shares of our common stock and paid the Company the aggregate exercise price of $286,650. There were no other options exercised in our fiscal year ended June 30, 2005 by the named executive officers.

Option Exercises and Year-End Option Values

The following table provides information regarding the exercise of stock options during the fiscal year ended June 30, 2005 and the number and value of unexercised options to purchase our common stock held as of June 30, 2005 by our named executive officers. As permitted by the rules of the Securities and Exchange Commission, we have calculated the value of the unexercised in-the-money options at fiscal year end on the basis of the closing price of $7.28 per share of our common stock as quoted on the Nasdaq National Market on the last day of the fiscal year, or June 30, 2005, less the applicable exercise price multiplied by the number of shares which may be acquired on exercise. We have calculated the value realized of exercised options based on the difference between the per share option exercise price and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End 2005 Option/SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of Securities underlying unexercised options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher B. Wood, MD	0	0	1,882,083	312,917	$10,988,331	$971,669
David P. Luci, Esq.	33,946	$344,552	101,666.67	353,333.33	$199,183	$1,118,317
	246,054	$2,010,261
	110,000	$701,800
Hugh S. Griffith	0	0	298,333.33	336,666.67	$1,354,417	$1,121,333
Andrew Saunders, MD	0	0	12,500	37,500	$23,000	$69,000
Kristen M. Dunker, Esq.	0	0	94,062.5	82,187.5	0	0

Ten Year Option/SAR Repricings

Name	Date	Number of Securities underlying options/SARs repriced or amended (#)	Market Price of Stock at time of Repricing or Amendment ($)	Exercise Price at time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term remaining at date of repricing or amendment
David P. Luci, Esq., Chief Financial Officer, General Counsel, Corporate Secretary	3/31/03	380,000	$0.735	$1.95	$0.735	9.25 years

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2005:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,463,167	$4.56	1,543,500
Equity compensation plans not approved by security holders (1)	__	__	__

Total	2,463,167	$4.56	1,543,500

(1)	We have no equity compensation plans not approved by security holders.

The Board of Directors adopted, and our stockholders approved our 2003 Stock Incentive Plan at the Annual Meeting held in January of 2004. The plan was adopted to recognize the contributions made by our employees, officers, consultants, and directors, to provide those individuals with additional incentive to devote themselves to our future success and to improve our ability to attract, retain and motivate individuals upon whom our growth and financial success depends. There are 4,500,000 shares reserved for grants of options under the plan and at June 30, 2005, 2,956,500 of these options had been issued.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Bioenvision’s directors and executive officers, and persons who own more than 10% of the outstanding equity securities of Bioenvision, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of equity securities with the SEC and any national securities exchange on which equity securities are listed. These persons are required by SEC regulations to furnish Bioenvision with copies of all Section 16(a) forms they file.

Based upon a review of filings made with the SEC and Bioenvision’s records, Bioenvision believes that all of its directors, executive officers and holders of more than 10% of the outstanding shares of common stock have filed on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, the year ended June 30, 2005, except as described below. Form 4s required to be filed in November, January, March and April by David P. Luci were included as part of his Form 5 filed in August of 2005. Form 4s required to be filed by Dr. Wood in December, March and July were included as part of his Form 5 filed in August of 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock, as of October 17, 2005 by (i) each person whom we know to beneficially own 5% or more of the common stock, (ii) each of our directors, (iii) each person listed on the Summary Compensation Table set forth under “Executive Compensation” and (iv) all of our directors and executive officers. The number of shares of common stock beneficially owned by each stockholder is determined in accordance with the rules of the Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder exercises sole or shared voting or investment power. The percentage ownership of the common stock, however, is based on the assumption, expressly required by the rules of the Commission, that only the person or entity whose ownership is being reported has converted or exercised common stock equivalents into shares of common stock; that is, shares underlying common stock equivalents are not included in calculations in the table below for any other purpose, including for the purpose of calculating the number of shares outstanding generally. Except as otherwise noted below, the address for each person listed on the table is c/o Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154.

NAME	BENEFICIAL OWNERSHIP OF STOCK	CURRENT PERCENTAGE OF CLASS (1)
Perseus-Soros Biopharmaceutical Fund, LP (2) 888 Seventh Avenue, 30th Floor New York, New York 10106	7,950,053	16.48%
SCO Capital Partners LLC (3) 1285 Avenue of the Americas, 35th Floor New York, New York 10019	7,670,236	17.83%
Cumberland Associates LLC(4) 1114 Avenue of the Americas New York, NY 10036	2,163,406	5.3%
Christopher B. Wood, M.D. (5)	4,136,987	9.67%
David P. Luci (6)	470,720	*
Hugh Griffith (7)	298,333	*
Thomas Scott Nelson	341,787	*
Andrew Saunders(8)	12,500	*
Kristen Dunker(9)	94,063	*
Steven A. Elms 888 Seventh Avenue, 29th Floor New York, New York 10106	0	*
Andrew N. Schiff, M.D. 888 Seventh Avenue, 29th Floor New York, New York 10106	0	*
Michael Kauffman M.D., Ph.D(10).	14,375	*
All Executive Officers and Directors as a group (11)	5,358,765	12.42%

*	Represents holdings of less than one percent (1%).
(1)	Based on a total of 40,760,762 shares of common stock outstanding as of October 17, 2005.
(2)

Includes 2,250,000 shares of Series A Preferred Stock currently convertible into 4,500,000 shares of common stock and a warrant to purchase 3,000,000 shares of common stock exercisable at $2.00 per share for five years from May 8, 2002. Also includes 375,044 common shares and a warrant to purchase

75,009 shares of common stock exercisable at $7.50 for five years from May 13, 2004. Perseus-Soros Partners, LLC is the general partner of the Perseus-Soros BioPharmaceutical Fund, LP. Perseus BioTech Fund Partners, LLC and SFM Participation, L.P. are the managing members of Perseus-Soros Partners, LLC. Perseuspur, LLC is the managing member of Perseus BioTech Fund Partners, LLC. Frank Pearl is the sole member of Perseuspur, LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, LP. SFM AH, LLC is the general partner of SFM Participation, L.P. The sole managing member of SFM AH, LLC is Soros Fund Management LLC. George Soros is the Chairman of Soros Fund Management LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, LP.

(3)

Includes a warrant to purchase 1,200,000 shares of common stock exercisable at $1.25 per share for five years from November 16, 2001 issued to SCO Capital, LLC; a warrant to purchase 688,333 shares of common stock exercisable at $1.50 per share for five years from May 8, 2002 issued to SCO Capital, LLC; a warrant to purchase 100,000 shares of common stock exercisable at $1.25 per share for five years from November 16, 2001 issued to SCO Securities, LLC; a warrant to purchase 150,000 shares of common stock exercisable at $1.25 per share for five years from November 16, 2001 held by the Sophie C. Rouhandeh Trust; and a warrant to purchase 150,000 shares of common stock at $1.25 per share for five years from November 16, 2001 held by the Chloe H. Rouhandeh Trust. Steven H. Rouhandeh, in his capacity as President of SCO Capital Partners, LLC and trustee of the trusts, has investment power and voting power with respect to these shares, but disclaims any beneficial ownership thereof. Excludes a warrant to purchase 70,000 shares of common stock exercisable at $1.50 per share for five years from May 8, 2002 which were originally held by SCO Financial Group, LLC, but transferred to (i) Daniel DiPietro (50,000), (ii) Jeremy Kaplan (10,000), and (iii) Joshua Golumb (10,000). SCO Financial Group, LLC served as a financial advisor to us through May 2004 and SCO Capital Partners, LLC extended a $1 million secured credit facility to us in November 2001. SCO Securities, LLC, a related entity, served as placement agent to us in connection with our May 2002 and March and May 2004 financings. As placement agent in connection with the March and May 2004 financing, SCO Securities, LLC received a warrant to purchase 204,452 shares of common stock exercisable at $6.25 per share for five years from March 22, 2004 and a warrant to purchase 55,838 shares of common stock exercisable at $6.25 per share for five years from May 13, 2004.

(4)	Based upon it Schedule 13G filed on July 14, 2005, Cumberland Associates owns 2,163,406 shares of common stock.
(5)

Dr. Wood is our chairman and Chief Executive Officer. Excludes 318,750 shares of common stock owned by Julie Wood, Dr. Wood’s spouse, as to which Dr. Wood disclaims any beneficial interest. Includes options to acquire 1,500,000 shares of common stock which are exercisable at $1.25 per share, options to acquire 333,333 shares of common stock which are exercisable at $1.45 per share and options to acquire and options to acquire 48,750 shares of our common stock which are exercisable at $8.17 per share.

(6)	Includes options to acquire 61,666 shares of common stock which are exercisable at $4.05 per share and 40,000 options which are exercisable at $8.17 per share.
(7)

Includes options to acquire 200,000 shares of the common stock which are exercisable at $1.45 per share, options to acquire 58,333 shares of common stock at $4.05 per share and options to acquire 40,000 shares of common stock at $8.17 per share.

(8)	Includes options to acquire 12,500 shares of common stock at $5.44 per share.
(9)	Includes options to acquire 85,000 shares of common stock at $8.25 per share and 9,063 shares of common stock at $8.17 per share.
(10)	Includes options to acquire 12,500 shares of common stock at $4.55 and options to acquire 1,875 shares of common stock at $8.17 per share.
(11)	Includes options to acquire 2,403,020 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In March and May of 2004, we completed a private placement pursuant to which we issued an aggregate of 2,602,898 shares of our common stock and warrants to purchase an aggregate of 780,870 shares of common stock. An affiliate of SCO Capital Partners LLC, one of our stockholders, served as our financial advisor in connection with these financings and earned a placement fee of approximately $1,200,000 in connection with the May 2002 private placement and warrants to purchase 260,291 shares of common stock for $6.25 per share for the March and May 2004 financings.

ANNUAL REPORT

The Company’s annual report to stockholders is being concurrently distributed to stockholders herewith.

OTHER MATTERS

The management of the Company does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

Any Company stockholder who wishes to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and proxy card for the Company’s next annual meeting of stockholders must submit the proposal to the Company’s Secretary no later than July 1, 2006. Such submissions should be delivered to the Company’s principal executive offices at 345 Park Avenue, 41st Floor, New York, New York 10154, Attention: Kristen Dunker.

PROXY CARD

PROXY

BIOENVISION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BIOENVISION, INC. FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2005.

The undersigned, as a stockholder of Bioenvision, Inc. (the “Company”), hereby appoints Christopher B. Wood, M.D. and David P. Luci, and each of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned is entitled to vote through the execution of a proxy with respect to the 2005 annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, on December 12, 2005 at 11:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

1.	Election of Directors
		FOR	WITHHELD
		{ }	{ }
Nominees:

Christopher B. Wood, M.D.
Michael Kauffman, M.D.
Thomas Scott Nelson, C.A.
Steven A. Elms Andrew Schiff, M.D.

WITHHELD FOR: (Write that nominee’s name, if any, in the space provided):________________

2.	In their discretion, to transact any other business as may properly come before the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Bioenvision, Inc. c/o American Stock Transfer and Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli , or hand-delivered to Bioenvision, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

(Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: ____________________________

_____________________________

Signature (title, if any)

_____________________________

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.